* Omitted and filed seperately with the SEC pursuant to a confidential treatment request.

AMENDMENT TO ADVANCE PRODUCTION PAYMENT AGREEMENT

THIS AMENDMENT TO THE ADVANCE PAYMENT AGREEMENT of March 17, 1997 (this “Amendment”), is entered into this 21st day of December, 2001, by and among SEIKO EPSON CORPORATION, a Japanese corporation having its principal place of business at 3-5, Owa 3-chome, Suwa-shi, Nagano-ken 392, Japan (“Epson”), EPSON ELECTRONICS AMERICA, INCORPORATED (formerly known as S MOS Systems Inc.), a California corporation, having a place of business at 150 River Oaks Parkway, San Jose, CA 95134-1951,U.S.A. (“EEA”) and Lattice Semiconductor Corporation, a Delaware corporation, having a place of business at 5555 N.E. Moore Ct., Hillsboro, Oregon 97124-6421, U.S.A. (“Lattice”).

RECITALS

WHEREAS the parties entered into an Advance Production Payment Agreement (the “Agreement”) on or about March 17, 1997;

WHEREAS the parties desire to modify the Agreement and to set forth such mutually consensual modifications in writing by way of this Amendment pursuant to Article 15.16 of the Agreement;

WHEREAS the parties entered into a New Facility Wafer Purchase Agreement as well as a Six Inch Wafer Purchase Agreement, on or about July 25, 1997 ( respectively, “New Facility Wafer Purchase Agreement” and “Six Inch Wafer Purchase Agreement”);

WHEREAS the parties will contemporaneously amend any relevant provisions of the New Facility Wafer Purchase Agreement so as to be consistent with this Amendment (the amended agreement is hereinafter referred to as the “Amended New Facility Wafer Purchase Agreement”);

WHEREAS all references to headings and provisions thereto in this Amendment correspond to those in the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants set out in the Agreement and this Amendment, such Agreement is hereby amended and/or supplemented as follows:

1                      Background

1.2     EEA
Epson Electronics America, Inc. (“EEA”), is the successor of the entity formerly known as

S MOS Systems Inc. (“SMOS”).  EEA is an affiliate of Epson and is Epson’s authorized distributor in the United States for semiconductor devices.  EEA is in the business of designing, testing, selling and distributing semiconductor devices.  EEA conducts its business at its office located at 150 River Oaks Parkway, San Jose, CA 95134-1951, U.S.A.  All references to SMOS in the Agreement and provisions of relevant Purchase Agreements and Existing Agreements shall be interpreted to refer to EEA where the context may so require.

2     Definitions

2.1     “APP” will mean the advance production payment of Eight Billion, Three Hundred Seventy-Six Million, Seven Hundred Thousand Japanese Yen (JPY8,376,700,000) made by Lattice to Epson in the manner described in Article 4.

2.9     “Products” will mean those specific types of New Facility Wafers fabricated using the same masks and the same process flow and identified by the same series or product name or number.  The Products will be ordered, fabricated, delivered and sold pursuant to the terms and conditions of the Amended New Facility Wafer Purchase Agreement.  The Products which the parties desire to fabricate at the New Facility will be agreed by and between Epson and Lattice, referring to the Process Road Map for Lattice attached hereto as Exhibit B, which may be reviewed and amended from time to time by mutual agreement of the parties.  The parties acknowledge however, that the final determination of what Products will be fabricated may depend on the results of joint development and product qualification.

          “Products” will also mean those 6 inch wafers fabricated by Epson for Lattice at Epson’s S-Wing Fab that are credited against the APP pursuant to this Amendment and the Amended New Facility Wafer Purchase Agreement.

2.16     [ * ]“Micron Process” will mean the [ * ] CMOS process owned, licensed or developed by Epson which will be used at the New Facility, including the extension of the process to [ * ].  The [ * ] Micron Process will include (a) all process flow, process steps, process conditions, and modifications thereto, used to manufacture semiconductor wafers as well as (b) all methods, formulae, procedures, technology and know-how associated with such process steps and process conditions.  The [ * ] Micron Process will not include any methods, formulae, procedures, technology or know-how licensed or received from Lattice under this Agreement, the Existing Agreements or other agreements executed between the parties in the future unless otherwise agreed in writing.  If the parties find it necessary or convenient to document process flow for any Product, such documentation will be signed by the parties and attached to the Amended New Facility Wafer Purchase Agreement as an exhibit.

2.18     “6 inch wafer(s)” will mean the semiconductor wafers to be fabricated by Epson for Lattice at Epson’s S-Wing Fab.

2.19  “6 inch APP wafer(s)” will mean the semiconductor wafers to be fabricated by Epson for Lattice at Epson’s S-wing Fab that are designated by Lattice to be credited against the APP pursuant to this Amendment and the Amended New Facility Wafer Purchase Agreement.

4     APP

4.1     APP
Lattice shall pay to Epson an amount equal to Eight Billion, Three Hundred Seventy-Six Million, Seven Hundred Thousand Japanese Yen (JPY8,376,700,000) (“APP”), which APP will be credited against certain future purchases by Lattice of New Facility Wafers and 6 inch APP wafers as provided in Article 5.  Lattice will pay the whole amount of APP in accordance with the payment schedule described in Exhibit C hereof.As of the Date of this Amendment, an aggregate of Six Billion, Two Hundred Eighty-Three Million, Seven Hundred Thousand Japanese Yen (JPY6,283,700,000) has been paid.

4.4     Additional APP
This provision is hereby deleted in its entirety by this Amendment.

5     Credit of APP

5.1     Credit of APP
The purchase price of all New Facility Wafers and 6 inch APP wafers purchased by Lattice under the Amended New Facility Wafer Purchase Agreement, will be credited against the amount of the APP until the aggregate Japanese Yen value of all New Facility Wafers (excluding the Free Wafers) and 6 inch APP wafers purchased and received by Lattice pursuant to the Amended New Facility Wafer Purchase Agreement, as calculated pursuant to Article 5.2, equals or exceeds the amount of the APP.  It is the intention of the parties to accelerate the APP prepayment allocation using the 6 inch APP wafers as purchased under terms and conditions of the Amended New Facility Wafer Purchase Agreement.  The criteria and time required for wafer acceptance by Lattice will be described in the Amended New Facility Wafer Purchase Agreement.

5.2     Calculation of Aggregate Credit Value
The amount of APP will be offset and reduced on Japanese Yen to Japanese Yen basis, at the end of each calendar month of this Agreement, by an amount equal to the Price for the New Facility Wafers multiplied by the total number of New Facility Wafers (excluding the Free Wafers); plus the Price for the 6 inch APP wafers multiplied by the total number of 6 inch APP wafers shipped to Lattice pursuant to the Amended New Facility Wafer Purchase Agreement during the calendar month, with adjustment of the increase pursuant to the methods provided in the Amended New Facility Wafer Purchase Agreement; however under no circumstances shall the APP balance be increased, except as provided for in Article 14.8 of this Agreement. Unless elected by Lattice from time to time, the number of 6 inch APP wafers may not exceed [ * ] wafers credited against the APP in any given quarter.

5.3     Invoices
Epson will cause EEA to provide Lattice with invoices under the Amended New Facility Wafer Purchase Agreement which, for the purpose of APP application, will specify the purchase price of the New Facility Wafers and 6 inch APP wafers.  Also, EEA shall provide Lattice and Epson with the monthly report describing, among others, the outstanding balance of the APP (after the application of all prior offsets, reductions and credits) as of the commencement of the month subject to the invoices, the number of New Facility Wafers and/or 6 inch APP wafers shipped to Lattice in accordance with the Amended New Facility Wafer Purchase Agreement during that calendar month and the applied Price, and the outstanding balance of the APP as of the end of such calendar month.  Such report shall be signed by the respective responsible person at Epson, EEA and Lattice, provided that Lattice shall not be required to sign any such report unless it is satisfied with the accuracy and completeness thereof.  Lattice may, for its signature, review all invoices and reports for inaccuracies and if any such inaccuracies are found and confirmed by Epson and EEA, Lattice may request to make corrections to these invoices and reports.

5.4                Obligation after Completion of Off-setting the APP
Lattice will be required to pay for all New Facility Wafers in accordance with the Amended New Facility Wafer Purchase Agreement once the APP has been fully offset and reduced. Lattice will make the payments to Epson in Japanese Yen based on the Price.  Further, Epson will be required to fulfill the Supply Commitment and Lattice will be required to fulfill the Purchase Commitment until Lattice has purchased [ * ] New Facility Wafers.  Thereafter, during the effective period of this Agreement, Epson and Lattice will continue to make efforts to supply and purchase at the rate to be mutually agreed under fair and competitive prices to be determined between the parties. Lattice will be required to pay for all 6-inch wafers in accordance with the Six Inch Wafer Purchase Agreement, once the APP has been fully offset and reduced.

6     Supply Commitment

6.1.1  No Supply Commitment for 6 inch wafers
Epson shall supply 6 inch wafers through EEA to Lattice in amounts and in installments as the parties may mutually agree to in writing.

6.2     Purchase Agreements
The Supply Commitment will apply to Products covered by the Amended New Facility Wafer Purchase Agreement with the exception of the 6 inch APP wafers.  The parties anticipate that the Amended New Facility Wafer Purchase Agreement will apply to Products distributed by Lattice which require fabrication using the [ * ] Micron Process and to the 6 inch APP wafers. However, the Six Inch Wafer Purchase Agreement shall apply to 6-inch wafer purchases not designated towards offsetting the APP.

7     Purchase Commitment

7.1.1  No Purchase Commitment for 6 inch wafers

Lattice shall purchase 6 inch wafers through EEA in amounts and in installments as the parties may mutually agree to in writing.

8                      Free Wafers

As a consideration for Lattice’s payment of APP, Epson shall provide Lattice with [ * ] free [ * ] wafers of a Product manufactured in the New Facility (“Free Wafers”) through EEA pursuant to the Amended New Facility Wafer Purchase Agreement for every [ * ] New Facility Wafers ordered by Lattice after the execution of this Agreement [ * ] until Epson has supplied a total of [ * ] Free Wafers.  After Epson has supplied Lattice with a total of [ * ] Free Wafers, Epson shall no longer be required to provide any free wafers for subsequent New Facility and 6 inch APP Wafer orders. For the purpose of calculating the number of Free Wafers earned by Lattice, two six inch APP wafers will be considered equal to [ * ] New Facility Wafer.

10   Wafer Pricing and Payment

10.1  Determination of Price
The general method for determining the price of Products (“Price”) shall be as set forth in Exhibit E.  Epson agrees that at any time the Prices to Lattice [ * ].  The Price herein shall be applicable until Lattice has completed the purchase of [ * ] New Facility Wafers under the terms of this Agreement.

10.3  Payment
Unless otherwise stated in this Agreement or this Amendment, other than through offset of the APP, Lattice will not be required to pay for any New Facility Wafers or 6 inch APP wafers delivered under this Agreement or the Amended New Facility Wafer Purchase Agreement until the APP has been fully offset and reduced.  Once the APP is fully offset and reduced, Lattice will be required to pay Epson for New Facility Wafers in the manner specified in the Amended New Facility Wafer Purchase Agreement based on the Price until Lattice has completed the purchase of [ * ] New Facility Wafers under the terms of this Agreement. Once the APP has been fully offset and reduced, Lattice will be required to pay Epson for 6 inch wafers in the manner specified in the Six Inch Wafer Purchase Agreement.

15   Miscellaneous

15.1  Order of Precedence
In the event of any conflicts between this Amendment, the Agreement and the Amended New Facility Wafer Purchase Agreement and the Six Inch Wafer Purchase Agreement, any purchase orders, acceptances, correspondence, memoranda, listing sheets or other documents forming part of an order for the Products placed by Lattice and accepted by EEA (or Epson), priority will be given first to this Amendment, second to the Agreement, third to the Amended New Facility Wafer Purchase Agreement and the Six Inch Wafer Purchase Agreement, fourth to EEA’s or Epson’s acceptance, fifth to Lattice’s order and then to any other documents.  In no event, however, will either party’s standard terms and conditions be applicable to the transactions between Lattice and EEA (or Epson) unless expressly accepted in writing by the other party.

15.6     Public Announcements
Neither party will publicly announce the execution or existence of this Agreement or disclose the terms and conditions of this Agreement without first submitting the text of such announcement to the other party and receiving the approval of the other party of such text, which approval, unless public disclosure is required by a court or a government agency, may be withheld for any reason.  However, Lattice and/or Epson may disclose the existence and the terms of this Amendment and the Agreement in any document legitimately required to be filed with the U.S. Securities and Exchange Commission (and may file a copy of this Amendment and the Agreement required legitimately with such filing), the Japanese Securities and Exchange Commission or equivalent (and may file a copy of this Amendment and the Agreement required legitimately with such filing), as required to effectuate any private stock offering within or without the U.S. (including, but not limited to, Qualified Institutional Buyers) or in accordance with generally accepted accounting procedures under the rules of the Securities and Exchange Commission or the National Association of Securities Dealers Automated Quotations stock market.

15.7  Notices and Communications
Any notices required or permitted to be given hereunder will be in English and be sent by (I) registered airmail or (ii) cable, facsimile or telex to be confirmed by registered airmail, addressed to:

To Epson:
281 Fujimi, Fujimi-machi, Suwa-gun
Nagano-ken 399-02, Japan
Attn:	Yoshifumi Gomi,
Managing Director and Chief Executive of
Semiconductor Operations Division
	Tel:	81-266-61-1211
	Fax:	81-266-61-1272

To EEA:
150 River Oaks Parkway, San Jose, CA 95134—1951 U.S.A.

Attn:	Akihiko Sato, President and CEO
	Tel:	1-408-922-0200
	Fax:	1-408-922-0238

To Lattice:
5555 N.E. Moore Ct., Hillsboro, OR 97124-6421 U.S.A.

Attn:	Cyrus Tsui Chairman, President and Chief Executive Officer

	Tel:	1-503-268-8000
	Fax:	1-503-268-8077

Any such notice will be deemed given at the time of its receipt by the addressee.

The foregoing or forthcoming provisions in this Amendment shall replace and supercede the corresponding provisions in the Agreement and Exhibits.  Where a foregoing or forthcoming provision in this Amendment has no corresponding provision in the Agreement or Exhibits, such provision shall supplement the Agreement or Exhibits. The remainder of the Agreement and Exhibits shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first above written.

LATTICE SEMICONDUCTOR CORPORATION

By:	/s/ Jonathan Yu for Cyrus Tsui
Name:	Cyrus Tsui
Title:	Chairman and Chief Executive Officer

SEIKO EPSON CORPORATION

By:	/s/ Yoshifumi Gomi
Name:	Yoshifumi Gomi
Title:	Managing Director and Chief Executive of Semiconductor Operations Division

EPSON ELECTRONICS AMERICA, INC. (formerly S MOS SYSTEMS, INC.)

By:	/s/ Akihiko Sato
Name:	Akihiko Sato
Title:	President and CEO

EXHIBIT C

“Payment Schedule”

[ * ]

EXHIBIT E

“Price Determination Procedure”

[ * ]

“APP Offset Procedure”

[ * ]